N E W S R E L E A S E

CONTACT: Paul Seavey                             FOR IMMEDIATE RELEASE
(800) 247-5279                          April 17, 2017

ELS REPORTS FIRST QUARTER RESULTS
Continued Strong Performance

CHICAGO, IL – April 17, 2017 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter ended March 31, 2017. All per share results are reported on a fully diluted basis unless otherwise noted.
Financial Results for the Quarter Ended March 31, 2017
For the quarter ended March 31, 2017, total revenues increased $12.3 million, or 5.6 percent, to $232.4 million compared to $220.1 million for the same period in 2016. Net income available for Common Stockholders increased $6.3 million, or $0.05 per Common Share, to $56.9 million, or $0.65 per Common Share, compared to $50.6 million, or $0.60 per Common Share, for the same period in 2016.
Non-GAAP Financial Measures and Portfolio Performance
For the quarter ended March 31, 2017, Funds from Operations (“FFO”) available for Common Stock and OP Unit holders increased $8.5 million, or $0.08 per Common Share, to $93.1 million or $1.00 per Common Share, compared to $84.6 million, or $0.92 per Common Share, for the same period in 2016.
For the quarter ended March 31, 2017 Normalized Funds from Operations (“Normalized FFO”) available for Common Stock and OP Unit holders increased $8.4 million, or $0.08 per Common Share, to $93.2 million, or $1.00 per Common Share, compared to $84.8 million, or $0.92 per Common Share, for the same period in 2016.
For the quarter ended March 31, 2017, property operating revenues, excluding deferrals, increased $14.6 million to $222.0 million compared to $207.4 million for the same period in 2016. For the quarter ended March 31, 2017, income from property operations, excluding deferrals and property management, increased $8.4 million to $135.6 million compared to $127.2 million for the same period in 2016.
For the quarter ended March 31, 2017, Core property operating revenues, excluding deferrals, increased approximately 4.3 percent and Core income from property operations, excluding deferrals and property management, increased approximately 3.8 percent compared to the same period in 2016.
Balance Sheet Activity
During the quarter, we paid off one loan of approximately $21.1 million using available cash, with an interest rate of 5.76% per annum, secured by one manufactured home community.
About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago.
As of April 17, 2017, we own or have an interest in 391 quality properties in 32 states and British Columbia consisting of 146,626 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.

i

Conference Call
A live webcast of our conference call discussing these results will take place tomorrow, Tuesday, April 18, 2017, at 10:00 a.m. Central Time. Please visit the Investor Information section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.
Reporting Calendar
Quarterly financial results and related earnings conference calls for the next three quarters are expected to occur as follows:

	Release Date	Earnings Call
Second Quarter 2017	Monday, July 17, 2017	Tuesday, July 18, 2017 10:00 a.m. CT
Third Quarter 2017	Monday, October 16, 2017	Tuesday, October 17, 2017 10:00 a.m. CT
Fourth Quarter 2017	Monday, January 29, 2018	Tuesday, January 30, 2018 10:00 a.m. CT
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as "anticipate," "expect," "believe," "project," "intend," "may be" and "will be" and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2017 estimated net income, FFO and Normalized FFO;

•	our ability to manage counterparty risk;

•
in the age-qualified properties, home sales results could be impacted by the ability of potential home buyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single-family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the properties under the Codification Topic "Revenue Recognition";

•	the outcome of pending or future lawsuits or actions brought against us, including those disclosed in our filings with the Securities and Exchange Commission; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.
For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports.

ii

These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

iii

Investor Information

Equity Research Coverage (1)
Robert W. Baird & Company	BMO Capital Markets	Green Street Advisors
Drew T. Babin	Paul Adornato	Ryan Burke/Ryan Lumb
215-553-7816	212-885-4170	949-640-8780
dbabin@rwbaird.com	paul.adornato@bmo.com	rburke@greenstreetadvisors.com
rlumb@greenstreetadvisors.com
Cantor Fitzgerald	Citi Research
Gaurav Mehta	Michael Bilerman/ Nick Joseph	Wells Fargo Securities
212-915-1221	212-816-1383	Todd Stender
gmehta@cantor.com	michael.bilerman@citi.com	562-637-1371
	nicholas.joseph@citi.com	todd.stender@wellsfargo.com

Bank of America Merrill Lynch Global Research	Evercore ISI
Jeffrey Spector	Steve Sakwa/ Gwen Clark
646-855-1363	212-446-5600
jeff.spector@baml.com	steve.sakwa@evercoreisi.com
gwen.clark@evercoreisi.com

______________________

1.
Any opinions, estimates or forecasts regarding our performance made by these analysts or agencies do not represent our opinions, forecasts or predictions. We do not by reference to these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.

1Q 2017 Supplemental information	1	Equity LifeStyle Properties, Inc.

Financial Highlights

(In millions, except Stock and OP Units outstanding and per share data, unaudited)

	As of and for the Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Operating Information
Total revenues	$232.4	$214.0	$226.2	$210.1	$220.1
Net income	$63.1	$42.4	$46.8	$40.8	$57.2
Net income available for Common Stockholders	$56.9	$37.0	$41.0	$35.5	$50.6
Adjusted EBITDA (1)	$118.9	$101.4	$103.4	$95.9	$111.3
FFO available for Common Stock and OP Unit holders(1)(2)	$93.1	$72.5	$76.9	$68.9	$84.6
Normalized FFO available for Common Stock and OP Unit holders(1)(2)	$93.2	$75.2	$77.2	$69.3	$84.8
Funds available for distribution (FAD) available for Common Stock and OP Unit holders(1)(2)	$86.0	$65.8	$67.2	$58.4	$77.4

Stock Outstanding (In thousands) and Per Share Data
Common Stock and OP Units, end of the period	92,780	92,699	92,507	92,499	91,802
Weighted average Common Stock and OP Unit outstanding - fully diluted	93,011	92,965	92,910	92,264	92,041
Net income per Common Share - fully diluted	$0.65	$0.43	$0.48	$0.42	$0.60
FFO per Common Share - fully diluted	$1.00	$0.78	$0.83	$0.75	$0.92
Normalized FFO per Common Share - fully diluted	$1.00	$0.81	$0.83	$0.75	$0.92
Dividends per Common Share	$0.488	$0.425	$0.425	$0.425	$0.425

Balance Sheet
Total assets	$3,471	$3,479	$3,470	$3,486	$3,415
Total liabilities	$2,371	$2,397	$2,396	$2,420	$2,400

Market Capitalization
Total debt	$2,078	$2,110	$2,111	$2,134	$2,125
Total market capitalization (3)	$9,364	$8,930	$9,387	$9,675	$8,938

Ratios
Total debt / total market capitalization	22.2%	23.6%	22.5%	22.1%	23.8%
Total debt + preferred stock / total market capitalization	23.6%	25.2%	23.9%	23.5%	25.3%
Total debt / Adjusted EBITDA (4)	5.0	5.1	5.2	5.3	5.4
Interest coverage (5)	4.2	4.1	4.1	4.0	4.0
Fixed charges + preferred distributions coverage (6)	3.8	3.7	3.6	3.5	3.5

______________________

1.
See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definitions of Adjusted EBITDA, FFO, Normalized FFO and FAD; and reconciliation of Adjusted EBITDA.

2.
See page 7 for a reconciliation of Net income available for Common Stockholders to non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD available for Common Stock and OP Unit holders.

3.	See page 16 for market capitalization calculation as of March 31, 2017.

4.
Represents trailing twelve months Adjusted EBITDA. We believe trailing twelve months Adjusted EBITDA provides additional information for determining our ability to meet future debt service requirements.

5.	Interest coverage is calculated by dividing trailing twelve months Adjusted EBITDA by the interest expense incurred during the same period.

6.
See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for a definition of fixed charges. This ratio is calculated by dividing trailing twelve months Adjusted EBITDA by the sum of fixed charges and preferred stock dividends during the same period.

1Q 2017 Supplemental information	2	Equity LifeStyle Properties, Inc.

Balance Sheet

(In thousands, except share and per share data)

	March 31, 2017	December 31, 2016
	(unaudited)
Assets
Investment in real estate:
Land	$1,163,987	$1,163,987
Land improvements	2,903,564	2,893,759
Buildings and other depreciable property	635,248	627,590
	4,702,799	4,685,336
Accumulated depreciation	(1,429,999)	(1,399,531)
Net investment in real estate	3,272,800	3,285,805
Cash	73,248	56,340
Notes receivable, net	34,239	34,520
Investment in unconsolidated joint ventures	19,187	19,369
Deferred commission expense	31,357	31,375
Escrow deposits, goodwill, and other assets, net (1)	40,210	51,578
Total Assets	$3,471,041	$3,478,987
Liabilities and Equity
Liabilities:
Mortgage notes payable	$1,859,890	$1,891,900
Term loan	199,431	199,379
Accrued expenses and accounts payable (1)	85,554	89,864
Deferred revenue – upfront payments from right-to-use contracts	82,264	81,484
Deferred revenue – right-to-use annual payments	13,316	9,817
Accrued interest payable	8,212	8,379
Rents and other customer payments received in advance and security deposits	77,398	76,906
Distributions payable	45,230	39,411
Total Liabilities	2,371,295	2,397,140
Equity:
Stockholders’ Equity:
Preferred stock, $0.01 par value, 9,945,539 shares authorized as of March 31, 2017 and December 31, 2016; none issued and outstanding.	—	—
6.75% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value, 54,461 shares authorized and 54,458 issued and outstanding as of March 31, 2017 and December 31, 2016 at liquidation value	136,144	136,144
Common stock, $0.01 par value, 200,000,000 shares authorized as of March 31, 2017 and December 31, 2016; 86,841,775 and 85,529,386 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	866	854
Paid-in capital	1,117,628	1,103,048
Distributions in excess of accumulated earnings	(216,724)	(231,276)
Accumulated other comprehensive loss	(1)	(227)
Total Stockholders’ Equity	1,037,913	1,008,543
Non-controlling interests – Common OP Units	61,833	73,304
Total Equity	1,099,746	1,081,847
Total Liabilities and Equity	$3,471,041	$3,478,987

1.
As of December 31, 2016, Escrow deposits, goodwill, and other assets, net includes insurance receivable of approximately $10.9 million, and Accrued expenses and accounts payable includes approximately $13.3 million litigation settlement payable related to resolution of the California lawsuits. These amounts were received and paid during the first quarter of 2017.

1Q 2017 Supplemental information	3	Equity LifeStyle Properties, Inc.

Consolidated Income Statement

(In thousands, unaudited)

	Quarters Ended
	March 31,
	2017	2016
Revenues:
Community base rental income	$120,692	$114,076
Rental home income	3,605	3,545
Resort base rental income	61,068	55,434
Right-to-use annual payments	11,252	11,054
Right-to-use contracts current period, gross	3,206	2,532
Right-to-use contract upfront payments, deferred, net	(775)	(302)
Utility and other income	22,126	20,793
Gross revenues from home sales	7,027	8,214
Brokered resale revenue and ancillary services revenues, net	1,661	1,418
Interest income	1,770	1,660
Income from other investments, net	757	1,723
Total revenues	232,389	220,147

Expenses:
Property operating and maintenance	68,054	62,954
Rental home operating and maintenance	1,551	1,525
Real estate taxes	14,037	13,198
Sales and marketing, gross	2,690	2,493
Right-to-use contract commissions, deferred, net	(84)	104
Property management	12,560	11,763
Depreciation on real estate assets and rental homes	30,109	28,656
Amortization of in-place leases	1,032	335
Cost of home sales	7,119	8,281
Home selling expenses	925	834
General and administrative	7,373	7,407
Property rights initiatives and other	219	654
Interest and related amortization	24,879	25,634
Total expenses	170,464	163,838
Income before equity in income of unconsolidated joint ventures	61,925	56,309
Equity in income of unconsolidated joint ventures	1,150	881
Consolidated net income	63,075	57,190

Income allocated to non-controlling interest-Common OP Units	(3,890)	(4,310)
Series C Redeemable Perpetual Preferred Stock Dividends	(2,297)	(2,297)
Net income available for Common Stockholders	$56,888	$50,583

1Q 2017 Supplemental information	4	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

1Q 2017 Supplemental information	5	Equity LifeStyle Properties, Inc.

First Quarter 2017 - Selected Non-GAAP Financial Measures

(In millions, except per share data, unaudited)

Quarter Ended
March 31, 2017
Income from property operations, excluding deferrals and property management - 2017 Core (1)	$132.0
Income from property operations, excluding deferrals and property management - Acquisitions (2)	3.6
Property management and general and administrative (excluding transaction costs)	(19.8)
Other income and expenses	4.6
Financing costs and other	(27.2)
Normalized FFO available for Common Stock and OP Unit holders (3)	93.2
Transaction costs	(0.1)
FFO available for Common Stock and OP Unit holders (3)	$93.1

Normalized FFO per Common Share - fully diluted	$1.00
FFO per Common Share - fully diluted	$1.00

Normalized FFO available for Common Stock and OP Unit holders (3)	$93.2
Non-revenue producing improvements to real estate	(7.2)
FAD available for Common Stock and OP Unit holders (3)	$86.0

Weighted average Common Stock and OP Units - fully diluted	93.0

___________________

1.
See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definitions of non-GAAP financial measures Income from property operations, excluding deferrals and property management, and Core, and reconciliation of income from property operations, excluding deferrals and property management to income before equity in income of unconsolidated joint ventures. See page 9 for details of the 2017 Core Income from Property Operations, excluding deferrals and property management.

2.
See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for a definition of Acquisition properties. See page 10 for details of the Income from Property Operations, excluding deferrals and property management for the Acquisitions.

3.
See page 7 for a reconciliation of Net income available for Common Stockholders to non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD available for Common Stock and OP Unit holders. See definitions of non-GAAP financial measures of FFO, Normalized FFO and FAD and Non-revenue producing improvements in Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information.

1Q 2017 Supplemental information	6	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

	Quarters Ended
	March 31,
	2017	2016
Net income available for Common Stockholders	$56,888	$50,583
Income allocated to Common OP Units	3,890	4,310
Right-to-use contract upfront payments, deferred, net (1)	775	302
Right-to-use contract commissions, deferred, net (2)	(84)	104
Depreciation on real estate assets	27,452	26,008
Depreciation on rental homes	2,657	2,647
Amortization of in-place leases	1,032	335
Depreciation on unconsolidated joint ventures	447	290
FFO available for Common Stock and OP Unit holders (3)	93,057	84,579
Transaction costs (4)	104	200
Normalized FFO available for Common Stock and OP Unit holders(3)	93,161	84,779
Non-revenue producing improvements to real estate	(7,160)	(7,337)
FAD available for Common Stock and OP Unit holders (3)	$86,001	$77,442

Net income available per Common Share - Basic	$0.66	$0.60
Net income available per Common Share - Fully Diluted	$0.65	$0.60

FFO per Common Share & OP Units-Basic	$1.00	$0.92
FFO per Common Share & OP Units-Fully Diluted	$1.00	$0.92

Normalized FFO per Common Share & OP Units-Basic	$1.01	$0.93
Normalized FFO per Common Share & OP Units-Fully Diluted	$1.00	$0.92

Average Common Stock - Basic	86,048	84,321
Average Common Stock and OP Units - Basic	92,636	91,529
Average Common Stock and OP Units - Fully Diluted	93,011	92,041

_____________________________

1.
We are required by GAAP to defer, over the estimated customer life, recognition of non-refundable upfront payments from sales of new and upgrade right-to-use contracts. For 2017, the customer life is estimated to be 40 years and is based upon our experience operating the membership platform since 2008. The amount shown represents the deferral of a substantial portion of current period upgrade sales, offset by amortization of prior period sales.

2.
We are required by GAAP to defer recognition of commissions paid related to the entry of right-to-use contracts. The deferred commissions will be amortized using the same method as used for the related non-refundable upfront payments from the entry of right-to-use contracts and upgrade sales. The amount shown represents the deferral of a substantial portion of current period commissions on those contracts, offset by the amortization of prior period commissions.

3.
See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for non-GAAP financial measure definitions of FFO, Normalized FFO and FAD and for a definition of Non-revenue producing improvements.

4.	Included in general and administrative on the Consolidated Income Statement on page 4.

1Q 2017 Supplemental information	7	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended
	March 31,
	2017	2016
Community base rental income (2)	$120.7	$114.1
Rental home income	3.6	3.5
Resort base rental income (3)	61.1	55.4
Right-to-use annual payments	11.3	11.1
Right-to-use contracts current period, gross	3.2	2.5
Utility and other income	22.1	20.8
Property operating revenues	222.0	207.4

Property operating, maintenance and real estate taxes	82.1	76.2
Rental home operating and maintenance	1.6	1.5
Sales and marketing, gross	2.7	2.5
Property operating expenses	86.4	80.2
Income from property operations, excluding deferrals and property management (1)	$135.6	$127.2

Manufactured home site figures and occupancy averages:
Total sites	70,992	70,114
Occupied sites	66,641	65,153
Occupancy %	93.9%	92.9%
Monthly base rent per site	$604	$584

Resort base rental income:
Annual	$32.1	$30.0
Seasonal	18.5	16.2
Transient	10.5	9.2
Total resort base rental income	$61.1	$55.4

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1.
See page 4 for the Consolidated Income Statement and see Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for non-GAAP measure definitions and reconciliation of Income from property operations, excluding deferrals and property management.

2.	See the manufactured home site figures and occupancy averages below within this table.

3.	See resort base rental income detail included below within this table.

1Q 2017 Supplemental information	8	Equity LifeStyle Properties, Inc.

2017 Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended
	March 31,		%
	2017	2016	Change (2)
Community base rental income (3)	$119.6	$114.1	4.8%
Rental home income	3.6	3.5	1.7%
Resort base rental income (4)	56.9	55.2	3.0%
Right-to-use annual payments	11.3	11.1	1.8%
Right-to-use contracts current period, gross	3.2	2.5	26.6%
Utility and other income	21.6	20.8	4.2%
Property operating revenues	216.2	207.2	4.3%

Property operating, maintenance and real estate taxes	79.9	76.0	5.1%
Rental home operating and maintenance	1.6	1.5	1.7%
Sales and marketing, gross	2.7	2.5	7.9%
Property operating expenses	84.2	80.0	5.2%
Income from property operations, excluding deferrals and property management (1)	$132.0	$127.2	3.8%
Occupied sites (5)	65,867	65,278

Core manufactured home site figures and occupancy averages:
Total sites	69,972	69,986
Occupied sites	65,753	65,153
Occupancy %	94.0%	93.1%
Monthly base rent per site	$606	$584

Resort base rental income:
Annual	$31.3	$29.9	4.6%
Seasonal	16.4	16.1	1.4%
Transient	9.2	9.2	0.5%
Total resort base rental income	$56.9	$55.2	3.0%

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1.
See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definitions of non-GAAP measures Income from property operations, excluding deferrals and property management, and Core.

2.	Calculations prepared using actual results without rounding.

3.	See the Core manufactured home site figures and occupancy averages included below within this table.

4.	See resort base rental income detail included below within this table.

5.	Occupied sites as of the end of the period shown. Occupied sites have increased by 141 from 65,726 at December 31, 2016.

1Q 2017 Supplemental information	9	Equity LifeStyle Properties, Inc.

Acquisitions - Income from Property Operations (1)

(In millions, unaudited)

Quarter Ended
March 31, 2017
Community base rental income	$1.1
Resort base rental income	4.2
Utility income and other property income	0.5
Property operating revenues	5.8

Property operating expenses	2.2
Income from property operations, excluding deferrals and property management	$3.6

______________________

1.	See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for a definition of Acquisitions.

1Q 2017 Supplemental information	10	Equity LifeStyle Properties, Inc.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters Ended
	March 31,
	2017	2016
Manufactured homes:
New home	$6.6	$6.1
Used home	5.8	6.4
Rental operations revenues (1)	12.4	12.5
Rental operations expense	1.6	1.5
Income from rental operations, before depreciation	10.8	11.0
Depreciation on rental homes	2.7	2.6
Income from rental operations, after depreciation	$8.1	$8.4

Occupied rentals: (2)
New	2,467	2,247
Used	2,297	2,716
Total occupied rental sites	4,764	4,963

	As of
	March 31, 2017		March 31, 2016
Cost basis in rental homes: (3)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$128.3	$99.8	$115.6	$92.3
Used	50.0	21.6	56.5	33.6
Total rental homes	$178.3	$121.4	$172.1	$125.9

__________________________

1.
For the quarters ended March 31, 2017 and 2016, approximately $8.8 million and $9.0 million, respectively, of the rental operations revenue are included in the Community base rental income in the Consolidated Income from Property Operations table on page 8. The remainder of the rental operations revenue is included in the Rental home income in the Consolidated Income from Property Operations table on page 8.

2.
Occupied rentals as of the end of the period shown in our Core portfolio. Included in the quarters ended March 31, 2017 and 2016 are 228 and 131 homes rented through our ECHO joint venture, respectively. For the three months ended March 31, 2017 and 2016, the rental home investment associated with our ECHO joint venture totals approximately $8.0 million and $4.3 million, respectively.

3.
Includes both occupied and unoccupied rental homes. New home cost basis does not include the costs associated with our ECHO joint venture. At March 31, 2017 and 2016, our investment in the ECHO joint venture was approximately $15.3 million and $15.4 million, respectively.

1Q 2017 Supplemental information	11	Equity LifeStyle Properties, Inc.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of March 31, 2017
Sites
Community sites	71,000
Resort sites:
Annuals	26,600
Seasonal	11,200
Transient	10,500
Membership (1)	24,100
Joint Ventures (2)	3,200
Total	146,600

Home Sales - Select Data
	Quarters Ended
	March 31,
	2017	2016
Total New Home Sales Volume (3)	120	121
New Home Sales Volume - ECHO joint venture	37	34
New Home Sales Gross Revenues(3)	$4,943	$5,399

Total Used Home Sales Volume (3)	285	311
Used Home Sales Gross Revenues(3)	$2,084	$2,815

Brokered Home Resales Volume	168	186
Brokered Home Resale Revenues, net	$242	$279

__________________________

1.	Sites primarily utilized by approximately 105,300 members. Includes approximately 5,700 sites rented on an annual basis.

2.	Joint venture income is included in the Equity in income from unconsolidated joint ventures in the Consolidated Income Statement on page 4.

3.	Total new home sales volume includes home sales from our ECHO joint venture. New home sales gross revenues does not include the revenues associated with our ECHO joint venture.

1Q 2017 Supplemental information	12	Equity LifeStyle Properties, Inc.

2017 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2017 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (viii) completion of pending transactions in their entirety and on assumed schedule; (ix) ongoing legal matters and related fees; and (x) costs to restore property operations and potential revenues losses following storms or other unplanned events.

(In millions, except per share data, unaudited)

	Quarter Ended	Year Ended
	June 30, 2017	December 31, 2017
Income from property operations, excluding deferrals and property management - 2017 Core (2)	$117.9	$498.1
Income from property operations - Acquisitions (3)	1.5	8.4
Property management and general and administrative	(21.1)	(80.7)
Other income and expenses	3.3	13.5
Financing costs and other	(27.1)	(108.3)
Normalized FFO available for Common Stock and OP Unit holders (4)	74.5	331.0
Transaction costs	—	(0.1)
FFO available for Common Stock and OP Unit holders (4)	74.5	330.9
Depreciation on real estate and other	(28.7)	(113.2)
Depreciation on rental homes	(2.6)	(10.6)
Deferral of right-to-use contract sales revenue and commission, net	0.4	(3.4)
Income allocated to non-controlling interest-Common OP Units	(2.8)	(13.0)
Net income available for Common Stockholders	$40.8	$190.7

Net income per Common Share - fully diluted (5)	$0.44 - $0.50	$2.14 - $2.24
FFO per Common Share - fully diluted	$0.77 - $0.83	$3.50 - $3.60
Normalized FFO per Common Share - fully diluted	$0.77 - $0.83	$3.51 - $3.61

Weighted average Common Stock outstanding - fully diluted	93.1	93.1

_____________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual Normalized FFO available for Common Stock and OP Unit holders, Normalized FFO per Common Share, FFO available for Common Stock and OP Unit holders, FFO per Common Share, Net income available for Common Stockholders and Net income per Common Share could vary materially from amounts presented above if any of our assumptions is incorrect.

2.
See page 14 for 2017 Core Guidance Assumptions. Amount represents 2016 income from property operations, excluding deferrals and property management, from the 2017 Core properties of $113.0 million multiplied by an estimated growth rate of 4.4% and $476.1 million multiplied by an estimated growth rate of 4.6% for the quarter ended June 30, 2017 and the year ended December 31, 2017, respectively.

3.	See page 14 for the 2017 Assumptions regarding the Acquisition properties.

4.	See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definitions of Normalized FFO and FFO.

5.	Net income per fully diluted Common Share is calculated before Income allocated to non-controlling interest-Common OP Units.

1Q 2017 Supplemental information	13	Equity LifeStyle Properties, Inc.

2017 Core Guidance Assumptions (1)
(In millions, unaudited)

	Quarter Ended	Second Quarter 2017	Year Ended	2017
	June 30, 2016	Growth Factors (2)	December 31, 2016	Growth Factors (2)
Community base rental income	$115.2	4.6%	$462.3	4.5%
Rental home income	3.5	0.2%	14.1	0.3%
Resort base rental income (3)	44.2	5.7%	196.8	4.5%
Right-to-use annual payments	11.2	1.2%	45.0	0.5%
Right-to-use contracts current period, gross	3.1	11.2%	12.3	1.7%
Utility and other income	19.4	(0.1)%	80.9	(1.0)%
Property operating revenues	196.6	4.2%	811.4	3.6%

Property operating, maintenance, and real estate taxes	79.1	4.0%	317.3	2.3%
Rental home operating and maintenance	1.6	1.6%	6.9	(5.8)%
Sales and marketing, gross	2.9	4.4%	11.1	3.8%
Property operating expenses	83.6	4.0%	335.3	2.2%
Income from property operations, excluding deferrals and property management	$113.0	4.4%	$476.1	4.6%

Resort base rental income:
Annual	$30.1	5.4%	$122.3	5.2%
Seasonal	3.9	3.0%	30.2	2.1%
Transient	10.2	7.5%	44.3	4.3%
Total resort base rental income	$44.2	5.7%	$196.8	4.5%

2017 Assumptions Regarding Acquisition Properties (1)
(In millions, unaudited)

	Quarter Ended	Year Ended
	June 30, 2017 (4)	December 31, 2017 (4)
Community base rental income	$1.2	$4.6
Resort base rental income	2.4	11.5
Utility income and other property income	0.2	1.3
Property operating revenues	3.8	17.4

Property operating, maintenance, and real estate taxes	2.3	9.0
Property operating expenses
Income from property operations, excluding deferrals and property management	$1.5	$8.4

_____________________________________

1.	See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for a definition of Core and Acquisition properties.

2.
Management’s estimate of the growth of property operations in the 2017 Core Properties compared to actual 2016 performance. Represents our estimate of the mid-point of a range of possible outcomes. Calculations prepared using actual results without rounding. Actual growth could vary materially from amounts presented above if any of our assumptions is incorrect.

3.	See Resort base rental income table included below within this table.

4.
Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome for the Acquisition properties. Actual income from property operations for the Acquisition properties could vary materially from amounts presented above if any of our assumptions is incorrect.

1Q 2017 Supplemental information	14	Equity LifeStyle Properties, Inc.

Right-To-Use Memberships - Select Data

(In thousands, except member count, number of Thousand Trails Camping Pass, number of annuals and number of upgrades, unaudited)

	Year Ended December 31,
	2013	2014	2015	2016	2017 (1)
Member Count (2)	98,277	96,130	102,413	104,728	105,500
Thousand Trails Camping Pass (TTC) Origination (3)	15,607	18,187	25,544	29,576	30,100
TTC Sales	9,289	10,014	11,877	12,856	13,100
RV Dealer TTC Activations	6,318	8,173	13,667	16,720	17,000
Number of annuals (4)	4,830	5,142	5,470	5,756	6,000
Number of upgrade sales (5)	2,999	2,978	2,687	2,477	2,600

Right-to-use annual payments (6)	$47,967	$44,860	$44,441	$45,036	$45,300
Resort base rental income from annuals	$11,148	$12,491	$13,821	$15,413	$16,800
Resort base rental income from seasonals/transients	$12,692	$13,894	$15,795	$17,344	$17,800
Upgrade contract initiations (7)	$13,815	$13,892	$12,783	$12,312	$12,500
Utility and other income	$2,293	$2,455	$2,430	$2,442	$2,400

________________________________

1.
Guidance estimate. Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome. Actual figures could vary materially from amounts presented above if any of our assumptions is incorrect.

2.	Members have entered into right-to-use contracts with us that entitle them to use certain properties on a continuous basis for up to 21 days.

3.	TTCs allow access to any of five geographic areas in the United States.

4.	Members who rent a specific site for an entire year in connection with their right-to-use contract.

5.
Existing customers that have upgraded agreements are eligible for longer stays, can make earlier reservations, may receive discounts on rental units, and may have access to additional properties. Upgrades require a non-refundable upfront payment.

6.
The year ended December 31, 2013 includes $2.1 million of revenue recognized related to our right-to-use annual memberships activated through our dealer program. During the third quarter of 2013, we changed the accounting treatment of revenues and expenses associated with the RV dealer program to recognize as revenue only the cash received from members generated by the program.

7.	Revenues associated with contract upgrades, included in Right-to-use contracts current period, gross, on our Consolidated Income Statement on page 4.

1Q 2017 Supplemental information	15	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of March 31, 2017

	Total Common Stock/Units	% of Total Common Stock/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$1,878	90.4%
Unsecured Debt			200	9.6%
Total Debt (1)			$2,078	100.0%	22.2%

Common Stock	86,841,775	93.6%
OP Units	5,938,204	6.4%
Total Common Stock and OP Units	92,779,979	100.0%
Common Stock price at March 31, 2017	$77.06
Fair Value of Common Stock			$7,150	98.1%
Perpetual Preferred Stock			136	1.9%
Total Equity			$7,286	100.0%	77.8%

Total Market Capitalization			$9,364		100.0%

Perpetual Preferred Stock as of March 31, 2017

Series	Callable Date		Outstanding Stock	Liquidation Value	Annual Dividend Per Share	Annual Dividend Value
6.75% Series C	9/7/2017		54,458	$136	$168.8	$9.2

_________________

1.    Excludes deferred financing costs of approximately $18.4 million.

1Q 2017 Supplemental information	16	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of March 31, 2017
(In thousands, unaudited)

Year	Secured Debt	Weighted Average Interest Rate		Unsecured Debt	Weighted Average Interest Rate	Total Debt	% of Total Debt	Weighted Average Interest Rate
2017	13,177	6.00%		—	—	13,177	0.64%	6.00%
2018	198,222	5.97%		—	—	198,222	9.56%	5.97%
2019	200,167	6.27%		—	—	200,167	9.66%	6.27%
2020	121,283	6.13%		200,000	2.39%	321,283	15.50%	3.80%
2021	189,525	5.01%		—	—	189,525	9.14%	5.01%
2022	149,310	4.59%		—	—	149,310	7.20%	4.59%
2023	110,645	5.11%		—	—	110,645	5.34%	5.11%
2024	—	—%		—	—	—	—%	—%
2025	107,236	3.45%		—	—	107,236	5.17%	3.45%
2026	—	—%		—	—	—	—%	—%
Thereafter	783,303	4.27%		—	—	783,303	37.79%	4.27%
Total	$1,872,868	4.90%		$200,000	2.39%	$2,072,868	100.0%	4.66%

Note Premiums	4,809			—		4,809

Total Debt	1,877,677			200,000		2,077,677

Deferred Financing Costs	(17,787)			(569)		(18,356)

Total Debt, net	1,859,890	4.94%	(1)	199,431	2.50%	$2,059,321		4.71%	(1)

Average Years to Maturity	11.0			2.8		10.2

______________________
1.     Reflects effective interest rate including amortization of note premiums and amortization of deferred loan cost for secured and total debt and stated interest rate for unsecured debt.

1Q 2017 Supplemental information	17	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Other Terms

This document contains certain non-GAAP measures used by management that we believe are helpful in understanding our business, as further discussed in the paragraphs below. We believe investors should review Funds from Operations (“FFO”), Normalized Funds from Operations (“Normalized FFO”), Funds Available for Distribution (“FAD”) and Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”), along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.
FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains and actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, impairments, if any, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of non-refundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; and d) other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of depreciation, amortization, impairments, if any, and actual or estimated gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt, property acquisition and other transaction costs related to mergers and acquisitions from Normalized FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING DEFERRALS AND PROPERTY MANAGEMENT. We define Income from property operations, excluding deferrals and property management as rental income, utility income and right-to-use income less property operating and maintenance expenses, real estate tax, sales and marketing expenses, property management and the GAAP deferral of right-to-use contract upfront payments and related commissions, net. We believe that this non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our manufactured home and RV communities.

1Q 2017 Supplemental information	18	Equity LifeStyle Properties, Inc.

The following table reconciles Income before equity in income of unconsolidated joint ventures to Income from property operations (amounts in thousands):

	Quarters Ended
	March 31,
	2017	2016
Income before equity in income of unconsolidated joint ventures	$61,925	$56,309
Right-to-use upfront payments, deferred, net	775	302
Gross revenues from home sales	(7,027)	(8,214)
Brokered resale revenues and ancillary services revenues, net	(1,661)	(1,418)
Interest income	(1,770)	(1,660)
Income from other investments, net	(757)	(1,723)
Right-to-use contract commissions, deferred, net	(84)	104
Property management	12,560	11,763
Depreciation on real estate and rental homes	30,109	28,656
Amortization of in-place leases	1,032	335
Cost of homes sales	7,119	8,281
Home selling expenses	925	834
General and administrative	7,373	7,407
Property rights initiatives and other	219	654
Interest and related amortization	24,879	25,634
Income from property operations, excluding deferrals and property management	135,617	127,264
Right-to-use contracts, deferred and sales and marketing, deferred, net	(691)	(406)
Property management	(12,560)	(11,763)
Income from property operations	$122,366	$115,095
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION (EBITDA) AND ADJUSTED EBITDA. EBITDA is defined as net income or loss before interest income and expense, income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; d) GAAP deferral of right-to-use contract upfront payments and related commissions, net; e) impairments, if any; and f) other miscellaneous non-comparable items. EBITDA and Adjusted EBITDA provide us with an understanding of one aspect of earnings before the impact of investing and financing charges. We believe that EBITDA and Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure a company’s operating performance and they are used by rating agencies and other parties, including lenders, to evaluate our creditworthiness.
The following table reconciles Consolidated net income to EBITDA and Adjusted EBITDA (amounts in thousands):

	Quarters Ended
	March 31,
	2017	2016
Consolidated net income	$63,075	$57,190
Interest Income	(1,770)	(1,660)
Depreciation on real estate assets and rental homes	30,109	28,656
Amortization of in-place leases	1,032	335
Depreciation on corporate assets	289	279
Depreciation on unconsolidated joint ventures	447	290
Interest and related amortization	24,879	25,634
EBITDA	118,061	110,724
Right-to-use contract upfront payments, deferred, net	775	302
Right-to-use contract commissions, deferred, net	(84)	104
Transaction costs	104	200
Adjusted EBITDA	$118,856	$111,330
CORE. The Core properties include properties we owned and operated during all of 2016 and 2017. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.
ACQUISITIONS. The Acquisition properties include all properties that were not owned and operated in 2016 and 2017. This includes, but is not limited to, four properties acquired during 2016 and Tropical Palms RV Resort.

1Q 2017 Supplemental information	19	Equity LifeStyle Properties, Inc.

NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that will not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture, and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

1Q 2017 Supplemental information	20	Equity LifeStyle Properties, Inc.